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                                                               EXECUTION VERSION

                       ASSIGNMENT AND AMENDMENT AGREEMENT
                                  BY AND AMONG
                   NATIONAL ENDOWMENT FOR FINANCIAL EDUCATION,
                    THE COLLEGE FOR FINANCIAL PLANNING, INC.,
                   APOLLO ONLINE, INC., AND APOLLO GROUP, INC.


         This ASSIGNMENT AND AMENDMENT AGREEMENT (this "Agreement") is made and entered into as of September 23, 1997, by and among National Endowment for Financial Education(R), a Colorado non-profit corporation ("Seller"), The College for Financial Planning, Inc., an Arizona corporation ("College"), Apollo Online, Inc., an Arizona corporation ("Online"), and Apollo Group, Inc., an Arizona corporation ("Apollo"). Seller, College, Online, and Apollo are referred to herein each individually as a "Party" and collectively as the "Parties."


                                    RECITALS

         A. Seller, Online, and Apollo are parties to an Asset Purchase Agreement, dated as of August 21, 1997 (the "Purchase Agreement"), pursuant to which (1) Seller has agreed to sell, and Online has agreed to purchase, certain assets of Seller and (2) Online has agreed to assume certain liabilities of Seller.

         B. As contemplated by Section 8.6 of the Purchase Agreement, Online desires to assign all of its rights and obligations under the Purchase Agreement to College, and College desires to assume all of such rights and obligations.

         C. The Parties desire to amend the Purchase Agreement (1) to modify the mechanism and timing by which the Apollo Common Stock is valued and the cash portion of the Purchase Price is calculated, (2) to make corresponding changes as necessary to accommodate the change described in clause (1), and (3) to modify certain other provisions of the Purchase Agreement.

         D. Capitalized terms used and not defined herein have the meanings given to such terms in the Purchase Agreement.


                                    AGREEMENT

         In consideration of the mutual promises herein made and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

         Section 1. Assignment. Pursuant and subject to Section 8.6 of the Purchase Agreement, Online hereby assigns, transfers, conveys, and delivers to College all of Online's rights, obligations and interests under the Purchase Agreement.
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                                                               EXECUTION VERSION

         Section 2. Assumption. Pursuant and subject to Section 8.6 of the Purchase Agreement, College hereby assumes and agrees to perform and fully discharge all of Online's rights, obligations and interests under the Purchase Agreement.

         Section 3. Amendments.

                  (a) Share Determination Price. The final two sentences of
         Section 1.3(b)(i) of the Purchase Agreement are hereby amended and restated as follows:

                  "The aggregate number of shares (rounded up to the nearest whole number) of Apollo Common Stock to be issued to Seller will be equal to $17,500,000 divided by the Share Determination Price, as defined in the following sentence, for the fourth business day immediately prior to the Closing Date. As used herein, the term "Share Determination Price" means, for any applicable date, the average of the closing bid price of shares of Apollo Common Stock made by Smith Barney, Inc., Alex. Brown & Sons Incorporated, and Montgomery Securities as reported on the NASDAQ National Market, or if unavailable, as reported by Bloomberg Financial Markets on that date."

                  (b) Payment of Cash Portion of Purchase Price. Section 1.3(b)(ii) of the Purchase Agreement is hereby amended and restated as follows:

                  "On the Closing Date on account of the Purchase Price, Buyer shall pay to Seller an amount equal to (A) $35,000,000 less
                  (B) the product obtained by multiplying the number of shares of Apollo Common Stock calculated in clause (i) above times the Share Determination Price for the Closing Date, payable by wire transfer of immediately available funds (or next-day funds if such wire transfer cannot be completed on the Closing Date solely as a result of the time constraints of normal banking procedures for wire transfers) to such account as Seller designates on or before the Closing Date."

                  (c) Closing Date. Section 2.1 of the Purchase Agreement is amended by (i) deleting the words "(with a pre-closing held the business day prior to the Closing Date)" where they appear in such Section; (ii) deleting the words "8:00 a.m. local time" where they appear in such Section and replacing them with the words "2:00 p.m. local time"; and (iii) deleting the words "September 24, 1997" where they appear in such Section and replacing them with the words "September 23, 1997".

                  (d) Third Party Consents. Section 2.3 of the Purchase Agreement is hereby amended by deleting the words "Required Consent" where they appear in such Section and replacing them with the words "Seller Required Consent".




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                                                               EXECUTION VERSION

                  (e) Deferred Tuition Fees. Section 3.1(x) of the Purchase Agreement is hereby amended and restated as follows:

                  "All obligations and liabilities of Seller relating to deferred tuition fees and deferred income are attached as
                  Schedule 1.4(a)(i), which Schedule will be provided by Seller to Buyer within one business day after the Closing Date."

                  (f) Form 8-K. Section 4.3 of the Purchase Agreement is hereby amended and restated as follows:

                  "Form 8-K. As soon as practicable after execution of this Agreement, (i) Seller and Apollo shall cooperate with each other in order to enable Apollo to file with the Commission no later than the business day immediately following the Closing Date its Form 8-K with respect to its acquisition of the Business pursuant to applicable rules and regulations under the Exchange Act, and (ii) Seller will provide not later than five business days prior to the Closing Date (together with the forms of auditors' report and consent that will be required to be signed in connection therewith) such historical financial statements of the Business as required to be included therein pursuant to such rules and regulations. Subject to Seller's fulfillment of its obligations under clause (ii) of the preceding sentence, Apollo will file, no later than the business day immediately following the Closing Date, the Form 8-K containing all financial and other Information required thereby in compliance with the requirements of the Exchange Act with respect to the acquisition of the Business together with a contemporaneous press release in compliance with Section 4.2(c)."

                  (g) Updated Schedules. Section 4.4 of the Purchase Agreement is hereby amended and restated as follows:

                  "Seller shall deliver to Apollo on or before the Closing Date updated schedules disclosing any additional required information or any inaccuracy, whether or not any such information or inaccuracy is material, as of such date with respect to Seller's representations contained in Section 3.1 of this Agreement."

                  (h) Form 8-K. Section 5.2(j) of the Purchase Agreement is hereby amended and restated as follows:

                  "Seller shall have been advised by Apollo that pursuant to
                  Section 4.3 of this Agreement the Form 8-K containing all financial and other information required thereby in compliance with the requirements of the Exchange Act with respect to the acquisition of the Business is substantially ready for filing no later than the business day immediately following the Closing Date."




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                                                               EXECUTION VERSION

                  (i) Continuing Employees. Section 7.1(a) of the Purchase Agreement is hereby amended and restated as follows:

                  "Buyer will hire those individuals who accept Buyer's offer of employment (the "Continuing Employees"), it being understood that for purposes of this Agreement all individuals that are employees of Seller on the Closing Date will be deemed to be Continuing Employees unless such employees either (i) are included on Schedule 7.1(a) or (ii) have received and rejected Buyer's offer of employment."

         Section 4. Effect. Except as specifically amended by this Agreement, the Purchase Agreement will remain in full force and effect. All references to the "Agreement" in the Purchase Agreement will hereafter be deemed to refer to the Purchase Agreement as amended hereby.

         Section 5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 6. Governing Law. This Agreement will be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Colorado, without giving effect to the conflict of laws rules thereof.

                                    * * * * *




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                                                               EXECUTION VERSION

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       NATIONAL ENDOWMENT FOR FINANCIAL
                                       EDUCATION


                                       By:
                                           -------------------------------------
                                           William L. Anthes
                                           President and Chief Executive Officer



                                       THE COLLEGE FOR FINANCIAL PLANNING,
                                       INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                       APOLLO ONLINE, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                       APOLLO GROUP, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------